UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 NE Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (855) 884-0575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On September 22, 2014, Pioneer Energy Services Corp. (“Pioneer”) entered into a Second Amendment (the “Second Amendment”) to that certain Amended and Restated Credit Agreement, dated as of June 30, 2011, as amended by the First Amendment thereto dated as of March 3, 2014, (as so amended, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pioneer, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”).
The purpose of the Second Amendment was to, among other things, (a) increase the aggregate amount of commitments under the Credit Agreement from $250 million to $350 million, (b) extend the maturity date of the Credit Agreement from June 30, 2016 to September 22, 2019, and (c) amend the pricing terms for borrowings and amend the commitment fee, in each case, as set forth below. Pioneer intends to use borrowings to redeem all of its existing 9.875% Senior Notes.
Borrowings under the Credit Agreement bear interest, at Pioneer’s option, at the base rate or Eurodollar rate plus, in each case, an applicable per annum margin. The applicable per annum margin, which has been decreased in connection with the Second Amendment to the Credit Agreement, is determined based upon Pioneer’s total leverage ratio in accordance with a pricing grid. The per annum applicable margin for Eurodollar rate borrowings decreased from a range of 2.50% to 3.25% to the new range of 2.00% to 3.00%, and the per annum applicable margin for base rate borrowings was decreased from a range of 1.50% to 2.25% to the new range of 1.00% to 2.00%. Pioneer’s commitment fee due quarterly under the Credit Agreement is being lowered from 0.50% to a range of 0.40% to 0.50%.
The foregoing description of the Second Amendment to the Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

4.1
Second Amendment dated as of September 22, 2014,, by and among Pioneer Energy Services Corp., a Texas corporation, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent for the lenders.

99.1    Press Release dated September 23, 2014

Forward-Looking Statements
Certain statements contained in this current report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Pioneer’s intention to redeem all of its existing 9.875% Senior Notes. These forward-looking statements represent Pioneer’s expectations or beliefs concerning future events, and it is possible that the results described in this current report will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Pioneer’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Pioneer does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PIONEER ENERGY SERVICES

By: /s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Dated: September 23, 2014

EXHIBIT INDEX

No.        Description

4.1
Second Amendment dated as of September 22, 2014, by and among Pioneer Energy Services Corp., a Texas corporation, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent for the lenders.

99.1	Press release dated September 23, 2014.